Pursuant to the Fund's procedures adopted under Rule
10f-3, the Fund's Board of Directors receives a quarterly report in the form of a checklist as to the satisfaction of the applicable conditions of paragraph (c)(1) through
(c)(8) of Rule 10f-3.


Fund
Multi Asset Real Return
Issuer
GLP J-REIT
Ticker/Cusip
3281.T
Principal Amount (US$)
$294,065,423
Principal Amount (Foreign$)
JPY 2,954,812,356
Amount Purchased (US$)
$13,069.15
Amount Purchased (Foreign$)
JPY 1,312,927
Trade Date
8/24/2016
Price (US$)
$1,188.10
Price-Foreign
JPY 119,357
Underwriter
Citigroup Global Markets Limited
  Other Syndicate Members:
Nomura International plc
Goldman Sachs International
J.P. Morgan Securities plc
SMBC Nikko Capital Markets Limited
Underwriting Spread
3.320%
Currency
JPY


Fund
Multi Asset Real Return
Issuer
Activia Properties Inc.
Ticker/Cusip
3279.T
Principal Amount (US$)
$285,415,714
Principal Amount (Foreign$)
JPY 31,686,852,560
Amount Purchased (US$)
$4,353.50
Amount Purchased (Foreign$)
JPY 483,326
Trade Date
11/21/2016
Price (US$)
$4,353.50
Price-Foreign
JPY 483,326
Underwriter
Morgan Stanley
  Other Syndicate Members:
Nomura Securities Co. Ltd
Citigroup
Daiwa Capital Markets Europe
Underwriting Spread
3.112%
Currency
JPY